Exhibit 4.1

NUMBER

X

SHARES

XXXXXX

EDCI HOLDINGS, INC.

AUTHORIZED COMMON STOCK 15,000,000 SHARES, $0.02 PAR VALUE
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that ________ SAMPLE ________ *is the*
registered holder of ________ XXXXXX (XXXX) ________ *Shares*

OF THE COMMON STOCK OF EDCI HOLDINGS, INC., WHICH ARE FULLY PAID AND NON-ASSESSABLE AND WHICH ARE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ________ *day of* ________ *A.D.* 2008

JORDAN M. COPLAND, INTERIM CEO

JORDAN M. COPLAND, SECRETARY

THE CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CORPORATION’S CERTIFICATE OF INCORPORATION) OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986. AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT STOCKHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED. THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF DELAWARE GENERAL CORPORATION LAW (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS. THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS. UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT — Custodian (Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts to Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship	UNIF TRF MIN ACT — Custodian (Minor)
		and not as tenants in common	under (State) Uniform Transfer to Minors Act

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

                                                                                                                                                                                                                                                      Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints                                                                                                                                                                                                                                                               Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.
     Dated,
      In presence of                                                                                                                                                                                                                                                                                                                                                                                                      .
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.